Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Ms. Sabine Chalmers, Ms. Maria Fernanda Lima da Rocha Barros, Mr. Thomas Larson, Mr. Craig Katerberg, Mr. Benoit Loore, Ms. Ann Randon, Ms. Patricia Frizo, Ms. Christine Delhaye and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the following registration statements:

•	registration statement on Form S-8 (File No. 333-165065);

•	registration statement on Form S-8 (File No. 333-165566);

•	registration statement on Form S-8 (File No. 333-169272);

•	registration statement on Form S-8 (File No. 333-171231);

•	registration statement on Form S-8 (File No. 333-172069);

•	registration statement on Form S-8 (File No. 333-178664);

•	registration statement on Form S-8 (File No. 333-188517);

•	registration statement on Form S-8 (File No. 333-192806);

•	registration statement on Form S-8 (File No. 333-201386); and

•	registration statement on Form S-8 (File No. 333-208634);

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

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Date: 9 November 2016	By:	/s/ Augusto Lima
	Name:	Augusto Lima
	Title:	Authorized Representative in the United States and Global Legal Director, Anheuser-Busch InBev Services, LLC